UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2006

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At its regularly scheduled meeting on August 1, 2006, the Board of Directors of Aqua America, Inc. (the "Board") appointed two new directors to the Board. Mr. Andrew J. Sordoni III, former chairman and president of C-TEC Corporation, the parent company of Commonwealth Telephone, was apppointed to the class of directors with terms expiring at the 2007 Annual Meeting of Shareholders. Ms. Ellen T. Ruff, president of Duke Energy Carolinas, was appointed to the class of directors with terms expiring at the 2008 Annual Meeting of Shareholders. The Board has also appointed Ms. Ruff to the Executive Compensation and Employee Benefits Committee of the Board and Mr. Sordoni to the Audit Committee of the Board (the "Audit Committee"). Mr. Sordoni replaces Dr. Constantine Papadakis on the Audit Committee. Dr. Papadakis will continue as a member of the Corporate Governance Committee of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

August 2, 2006	By:	Roy H. Stahl

Name: Roy H. Stahl
Title: Executive Vice President, General Counsel and Corporate Secretary